UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

RED MOUNTAIN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54444	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-0400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 below is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 3.02 below is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On July 30, 2012, Red Mountain Resources, Inc. (the “Company”) issued a convertible promissory note (the “Note”) in the principal amount of $1,000,000 to Hohenplan Privatstiftung (the “Holder”). The Note accrues interest at a fixed rate of 10% per annum. The entire principal amount of the Note together with accrued but unpaid interest is due on July 30, 2013, subject to a 12-month extension at the Holder’s option.

The Holder has the option of converting all or a portion of the principal amount of the Note, plus accrued but unpaid interest, into shares of the Company’s common stock. Subject to adjustment upon certain events, the conversion price shall be equal to the lower of (a) $1.50 and (b) the lowest price at which the Company’s common stock is sold in an equity financing for cash after the date of the Note and prior to the maturity date.

The Company has granted the Holder piggyback registration rights and agreed to include the resale of any shares of common stock that may be received upon conversion of the Note in a future registration statement filed by the Company, except a registration statement (i) filed in connection with any employee stock option or other benefits plan, (ii) for an exchange offer or offering solely to the Company’s existing shareholders. (iii) for an offer or offering of securities solely to existing shareholders of the Company and (iv) for a dividend reinvestment plan.

These securities were were exempt from registration under Section 4(2) of the Securities Act of 1933. The issuance was made solely to an accredited investor without any general solicitation or advertising.

The foregoing description is qualified in its entirety by reference to the Note, which is attached as Exhibit 10.1 of this Current Report and which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, the Company’s Board of Directors appointed Hilda Kouvelis, the Company’s current Chief Accounting Officer, as Executive Vice President of the Company and its subsidiaries and approved an increase to Ms. Kouvelis’ salary from $170,000 to $200,000. The terms of Ms. Kouvelis’ compensation and employment remain otherwise unchanged.

Item 8.01.	Other Events.

On July 25, 2012, the Company’s Board of Directors approved an amendment to the employment agreement between Tommy W. Folsom and the Company. As amended, Mr. Folsom shall be employed as the Executive Vice President and Director of Exploration and Production for the Company’s wholly-owned subsidiary, RMR Operating, LLC, as opposed to the Company. Mr. Folsom’s responsibilities, compensation and other terms of employment under the employment agreement remain otherwise unchanged.

2

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Convertible Promissory Note dated July 30, 2012 in the original principal amount of $1,000,000 executed by the Company in favor of Hohenplan Privatstiftung.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2012	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chief Executive Officer

4